EXHIBIT  32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                   ---------------------------------------------

In connection with the International Food Products Group, Inc. Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph
R. Rodriguez, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) The information contained in such Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, another document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to International Food Products Group, Inc. and will be retained by International Food Products Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


/s/ Joseph R. Rodriquez, Jr.
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Joseph  R.  Rodriguez,  Jr.
Chief  Financial  Officer
(Principal  Financial  Officer

May 6, 2005